Exhibit 10.3

RIVERVIEW BANCORP, INC.

RIVERVIEW BANK

RIVERVIEW TRUST COMPANY

EMPLOYMENT AGREEMENT

FOR

__________________

RIVERVIEW BANCORP, INC.

RIVERVIEW BANK

EMPLOYMENT AGREEMENT

FOR

_______________________

This EMPLOYMENT AGREEMENT (this “Agreement”) is entered into by and between RIVERVIEW BANCORP, INC., a registered bank holding company (“Bancorp”), and RIVERVIEW BANK, a state-chartered commercial bank (the “Bank”), which is a wholly owned subsidiary of Bancorp, and RIVERVIEW TRUST COMPANY (the “Trust”) (Bancorp, Trust, and the Bank are collectively referred to as the “Company”), and ___________ (“Executive”), and is dated _____, 20___ (the “Effective Date”).  The Company and Executive are referred to herein individually as a “Party” and collectively as the “Parties.”

1.	At-Will Employment

.  The Bank will commence or continue to employ Executive, subject to the terms and conditions set forth in this Agreement.  Executive’s employment is “at will” and, as such, the Company may terminate Executive’s employment at any time, for any lawful reason or for no reason at all, subject to the provisions of this Agreement.  Similarly, Executive may terminate Executive’s employment at any time, for any reason, subject to the provisions of this Agreement.

2.Term/Extension.
(a)	The term of this Agreement begins on the Effective Date and shall continue until the one (1) year anniversary thereof, unless Executive’s employment is terminated earlier pursuant to Section 6. The period during which Executive is employed by the Bank under this Agreement is erred to as the “Employment Term.”
(b)	At any time during the Employment Term, the any’s Board of Directors (the “Board”) may elect, in writing, to extend the Employment Term of this Agreement on the same terms and conditions for one (1) additional year beyond the current Employment Term. This Agreement may be extended in writing any number of times in the same manner.
(c)	Executive’s Termination Date shall be the last date of the Employment Term, unless Executive’s employment is terminated earlier pursuant to Section 6.
3.Position.  Executive will serve as the Trust’s President and Chief Executive Officer or such other position as the Company may designate from time to time.  Executive also agrees to serve, if elected, as an officer and/or director of the Company or any of its affiliates.

Executive will faithfully and diligently perform the duties that are normal and customary to the position, as well as other duties assigned by the Board and/or the Bank’s Chief Executive Officer (the “Bank CEO”).  Executive’s duties and responsibilities shall be subject to change from time to time in the Board’s or the Bank CEO’s discretion; provided, however, that the foregoing shall not vitiate or modify the application of the termination for Cause provision of Subsection 6(b) hereof, or Executive’s rights upon any resignation for Good Reason in Subsection 6(c).

4.Obligations.
(a)	Executive shall devote Executive’s best efforts, energies, and skills to the position, and will perform Executive’s duties, responsibilities, and functions for the Company to the best of Executive’s abilities in a diligent, trustworthy, professional, and efficient manner.
(b)	Executive shall exercise the highest degree of good faith in Executive’s dealings with and on behalf of the Company, and shall not engage in any other business or professional or employment activity that would prevent Executive from fully and satisfactorily performing the duties required by the Company or that might reasonably be deemed to be contrary to the Company’s interests. Activities approved in writing in advance by the Board, and passive investments that do not involve Executive providing any advice or services to the businesses in which the investments are made, will not be deemed contrary to the Company’s interests.
(c)	The principal place of Executive’s employment shall be the Company’s headquarters in the greater Vancouver, Washington metropolitan area, provided that Executive may be required to travel on Company business during the Employment Term. Executive agrees to maintain a full-time residence in close proximity to Vancouver, Washington during the Employment Term.
(d)	Executive’s employment shall be governed by any employment policies, procedures, and handbooks that may be adopted by the Company and applicable to employees (the “Company’s Employment Policies”), as they may be modified from time to time, except to the extent the Company’s Employment Policies are inconsistent with the terms of this Agreement, in which case this Agreement shall control. The Company’s Employment Policies may include, but are not limited to, the Personnel Policy Manual, the Code of Conduct, the Conflict of Interest and Whistleblower Policy, and the Technology Use Policy. In performing Executive’s duties, Executive also agrees to act in accordance with applicable federal, state, and local laws.
(e)	The Company anticipates that Executive will be active in community associations in the Company’s market area.
5.Compensation/Benefits.
(a)	Base Salary. For services performed under this Agreement, Executive’s annual rate of pay as of the Effective Date is $____________ (the “Base Salary”). The

Base Salary will be paid in periodic installments, in accordance with the Company’s regular payroll policies and schedule and subject to all lawful and authorized deductions and withholdings. Executive’s Base Salary shall be reviewed at least annually by the Board after taking into consideration the Executive’s performance individually and as part of the Company, and the Board may, but shall not be required to, increase the Base Salary during the Employment Term.
(b)	Incentive Compensation. In addition to the Base Salary, Executive will participate in the Company’s Annual Incentive Plan and Equity Incentive Plan, and any successor incentive compensation plans, and be eligible for incentive compensation, to be paid in compliance with the terms and conditions of applicable incentive compensation plans (the “Incentive Compensation”).
(c)	Phone/Auto Allowance. Executive will receive an allowance of $________per month, for expenses related to use of Executive’s personal mobile phone and vehicle for business purposes. Each monthly allowance will be payable at the end of that calendar month, and will be pro-rated for any partial month of employment.
(d)	Other Benefits. During the term of this Agreement, Executive shall be entitled to participate in the Company’s health and welfare, retirement, and all other employee benefit plans, practices, and programs maintained by the Company (including paid time off benefits), as in effect from time to time (collectively, “Employee Benefit Plans”), and which other employees of the Company are generally eligible, subject to the terms of the applicable Employee Benefit Plans. The Company reserves the right to amend or terminate any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plans and applicable law.
(e)	Reimbursable Expenses. Executive is authorized to receive reimbursement for reasonable expenses incurred in performing Executive’s duties and in promoting the business of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established from time to time, by the Company, and further provided that all such reimbursements shall comply with Section 409A of the Internal Revenue Code of 1986, as it may be amended from time to time (the “Code”).
(f)	Insurance and Indemnification. The Company shall provide Executive (including Executive’s heirs, executors, and administrators) with coverage under a standard directors’ and officers’ liability insurance policy at the Company’s expense and, with respect to any claims not covered by that policy, shall indemnify Executive (and Executive’s heirs, executors, and administrators) to the fullest extent permitted under law against all expenses and liabilities reasonably incurred by Executive in connection with or arising out of any action, suit, or proceeding brought by a third party against the Company in which Executive may be involved by reason of having been a director or officer of the Company or any of its affiliates (whether or not Executive continues to be a director or officer at the time of incurring those expenses or liabilities). Those expenses and liabilities include, but are not limited to, court costs, attorneys’ fees and expenses, judgments, and reasonable settlement costs; provided, however, the Company shall not be required to reimburse Executive for any expenses and liabilities caused by Executive’s intentional or reckless violation of the Company’s Employment Policies or the law.
(g)	Withholding Taxes. All amounts payable to Executive as compensation and benefits hereunder, including any bonuses or other monetary incentives, shall be subject to such federal, state, and local taxes, as may be required to be withheld pursuant to any applicable law or regulation.
6.Termination of Employment.  Executive’s employment and this Agreement may be terminated by the Company, with or without cause (as defined below), or by Executive, with or without Good Reason (as defined below).  The Party seeking to terminate employment must provide written notice of its intent to terminate, citing the specific Subsection below upon which the Party is relying.  Executive’s employment may also terminate due to death or disability (as defined below).
(a)	Death or Disability. Upon death, this Agreement automatically terminates as of the date of death, which shall be the Termination Date. Additionally, the Company may terminate this Agreement because of disability by delivering written notice to Executive stating the Termination Date. The Company’s decision to terminate because of disability shall be based on its good-faith determination that Executive is unable, as result of physical or mental illness, to perform the essential functions of Executive’s position, despite reasonable accommodation, for an aggregate of ninety (90) days during any period of one hundred eighty (180) consecutive days (unless a longer period is required by law, in which case the longer period would apply). The Company’s disability determination should be based on evidence from a competent health care provider obtained with the cooperation of Executive, and should consider any reasonable accommodation that the Company may provide without undue hardship, and any other considerations required by law.
(b)	With or Without Cause.
(1)	Definition of Cause. “Cause” for termination of employment means the occurrence of any one or more of the following:
(A)	Conviction of any felony, a misdemeanor involving moral turpitude, or of any crime in connection with Executive’s duties;
(B)	Removal of Executive from office or permanent prohibition of Executive from participating in the conduct of the Company’s affairs by an order issued by a bank regulatory authority;
(C)	Conduct involving dishonesty, embezzlement, misappropriation, fraud, or a material breach of a fiduciary duty in the performance of Executive’s duties;

(D)	Participation in any incident compromising Executive’s reputation and, as a consequence, materially diminishing Executive’s ability to represent the Company with the public;
(E)	Conduct significantly harmful to the Company, including, but not limited to, public disparagement of the Company or any affiliate of the Company, or intentional or reckless violation of law or of any significant policy or procedure of the Company;
(F)	Willful misfeasance, gross negligence, or refusal or failure to act in accordance with any lawful and reasonable stipulation, requirement, or directive of the Board or the Bank CEO. As used in this Subsection 6(b)(1)(F), the term “reasonable” means any stipulation, requirement, or directive that falls under the Board’s or the Bank CEO’s authority;
(G)	Material breach of any material obligations under this Agreement or any other written policies or procedures of the Company;
(H)	Sexual harassment, as defined by the Company’s Employment Policies;
(I)	Willful unauthorized disclosure of trade secrets and Confidential Information (as defined in Subsection 9(a)); or
(J)	Chronic drug or alcohol abuse to an extent that materially impairs Executive’s performance of Executive’s duties.
(2)	Procedure for Termination for Cause. Termination for Cause will be automatic upon the occurrence of an incident under Subsections 6(b)(1)(A) or (1)(B) above. Otherwise, the Board may not terminate Executive’s employment for Cause unless:
(A)	With respect to incidents under Subsections 6(b)(1)(C), (1)(D), (1)(E), (1)(F), (1)(G), (1)(H), (1)(I), or (1)(J):
(i)	Executive is given reasonable written notice (in no event less than five (5)-business days’ notice) of the Board meeting called to make that determination; and
(ii)	Executive and Executive’s legal counsel are given the opportunity to address the incident(s) at that meeting.
(B)	In addition, with respect to incidents under Subsections (1)(F) or (1)(G) only, Executive is first given:
(i)	Written notice by the Board or the Bank CEO specifying in detail the performance issues; and

(ii)	A reasonable opportunity to cure the issues specified in the notice; provided, however, if the Company reasonably expects irreparable injury from a delay in termination, the Company may terminate Executive without an opportunity to cure.
(iii)	If an opportunity to cure is provided, the Company’s Board shall also determine, in its sole discretion, whether Executive has in fact cured the cause and done so in a timely manner.
(3)	Procedure for Termination Without Cause. The Company may terminate Executive’s employment and this Agreement during the Employment Term without Cause by delivering at least thirty (30)-days’ prior written notice stating the Termination Date. During the period between the delivery of the notice of termination and the Termination Date, the Executive’s employment shall continue and Executive shall continue to perform Executive’s duties and cooperate in the orderly transition of Executive’s duties. At the Company’s discretion, it may pay the Executive’s then-current Base Salary for the notice period and excuse Executive from any further duties during such period.
(c)	With Good Reason.
(1)	Definition of Good Reason. Subject to Subsection 6(c)(2) below, “Good Reason” for Executive’s resignation means any one or more of the following occurring without Executive’s consent:
(A)	A 15% or more material reduction of Executive’s Base Salary;
(B)	A relocation or transfer of Executive’s principal place of employment that would require Executive to commute on a regular basis more than twenty-five (25) miles each way from the main business office of the Company as of the Effective Date; or
(C)	Any other action or inaction that constitutes a material breach of this Agreement by the Company.
(2)	Procedure for Resignation for Good Reason. To resign for Good Reason, Executive must give the Company:
(A)	Written notice of the intended resignation and a detailed description of the Good Reason not more than thirty (30) days after Executive becomes aware of the initial existence of the Good Reason; and
(B)	A reasonable opportunity of at least thirty (30) days in which to cure those circumstances.

(C)	Good Reason shall not exist if Executive (a) fails to provide such notice within the thirty (30)-day notice period, or (b) the Company cures the specified condition within the thirty (30)-day cure period.
(d)	Resignation of All Other Positions. Upon termination of Executive’s employment hereunder for any reason (including expiration of this Agreement), Executive agrees to resign from all positions that Executive holds as an officer or member of a board (or a committee thereof) of the Company or any Company Affiliate (as defined in Subsection 9(f)(1)).
7.	Separation Benefits.
(a)	Payment of Accrued Salary and Benefits. Upon termination of Executive’s employment for any reason, Executive will receive payments for all Base Salary and benefits accrued and payable as of Executive’s Termination Date, which shall be paid in accordance with applicable law. All further compensation and benefits shall terminate as of the Termination Date, except as otherwise required by law (e.g., COBRA coverage) or as provided in Subsections 7(c), (d), or (e) below.
(b)	Termination for Cause or Without Good Reason. If Executive’s employment is terminated upon death, by the Company for Cause, by Executive without Good Reason, or expiration of this Agreement, Executive will have no right to receive additional compensation past the Termination Date and will have no right to any unpaid Incentive Compensation.
(c)	Termination Without Cause or for Good Reason.
(1)	Subject to the limitations in Subsection 7(c)(3) below, if Executive’s employment is terminated by the Company without Cause or by Executive with Good Reason, the Company will pay Executive (or in the event of Executive’s subsequent death, Executive’s beneficiaries or estate) a severance benefit (the “Severance Benefit”) in an aggregate amount equal to:
(A)	Twelve (12) months of Executive’s monthly Base Salary (based on the Executive’s Base Salary as of the Termination Date), to be paid for a period of twelve (12) months beginning on the commencement date, as determined under Subsection 7(c)(3)(B) below, subject to all applicable payroll tax withholding and other deductions required by law;
(B)	Any unpaid Incentive Compensation based on the fiscal year that ended immediately before the Termination Date, to be paid on the same date and in the same manner Executive would be paid if Executive remained employed with the Company, subject to all applicable payroll tax withholding and other deductions required by law; and

(C)	If Executive timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 or any applicable state health insurance continuation law (“COBRA”), the Company shall reimburse Executive for the monthly COBRA premium paid by Executive for Executive and Executive’s dependents (at the same percentage as paid by the Company as of the Termination Date). Executive shall be eligible to receive such reimbursement until the earliest of: (i) the twelve (12)-month anniversary of the Termination Date; (ii) the date the Executive is no longer eligible to receive COBRA continuation coverage; or (iii) the date on which Executive becomes eligible to receive substantially similar coverage from another employer or other source. Notwithstanding the foregoing, if the Company’s payments under this Subsection 7(c)(1)(C) would violate the nondiscrimination rules applicable to non-grandfathered plans under the Affordable Care Act (the “ACA”), or result in the imposition of penalties under the ACA and the related regulations and guidance promulgated thereunder, the Parties agree to reform this Subsection 7(c)(1)(C) in a manner as is necessary to comply with the ACA.
(2)	The Parties intend the Severance Payments under this Section 7 to qualify for the exemption from Section 409A of the Code, for separation pay, pursuant to Treasury Regulations 1.409A-1(b)(9)(iii).
(3)	Severance Benefit Limitations. Payment of the Severance Benefit will be subject to the following limitations:
(A)	Release of Claims. Executive’s receipt of the Severance Benefit is conditioned on Executive having executed a separation agreement in substantially the same form attached hereto as Exhibit A (the “Separation Agreement”) and the revocation period having expired without Executive having revoked the Separation Agreement. Executive must execute the Separation Agreement and the revocation period must expire within sixty (60) days of the Termination Date.
(B)	Commencement of Payment. The first payment of the Severance Benefit is payable after the Separation Agreement is effective, but no later than sixty (60) days following the Termination Date; notwithstanding the foregoing to the contrary, where Executive’s Termination Date occurs after November 1 of a calendar year, assuming the Company receives a fully executed Separation Agreement within sixty (60) days following the Termination Date, the first payment shall be made as soon as practicable after the beginning of the next following calendar year, but in no event later than March 15 of such calendar year.

(C)	Conclusion of Payment. The Company’s obligation to pay the Severance Benefit under this Agreement shall end immediately upon Executive engaging in Prohibited Activity (as defined under Subsection 9(b)), or upon the conclusion of the twelve (12)-month period, whichever occurs first. Executive agrees to notify the Company in writing immediately upon Executive’s commencement of Prohibited Activity. Executive understands and agrees that Executive must immediately return or repay to the Company any Severance Benefit, or portion thereof, that was made to Executive after the time Executive engages in Prohibited Activity. The conclusion of payment for engaging in Prohibited Activity shall apply, even if Executive's noncompetition restriction does not extend beyond Executive's Employment Term.
(D)	Compliance With Material Terms. Receipt of the Severance Benefit is further conditioned on Executive not being in violation of any material term of this Agreement, including, without limitation, the restricted covenants in Section 9, or in violation of any material term of the Separation Agreement. If Executive violates any material term of this Agreement or the Separation Agreement, the Company may immediately stop paying the Severance Benefit and will have no further payment obligations.
(E)	Regulatory Limitation. The Company shall make no payment for the Severance Benefit provided for under this Agreement to the extent that the payment would be prohibited by applicable banking regulations or any regulatory order. If the payment is prohibited, the Company shall use reasonable efforts to secure the consent of the banking regulator to make the payment in the highest amount permissible, up to the amount provided for in this Agreement.
(d)	Change in Control Benefits.
(1)	If Executive’s employment terminates under circumstances that qualify as a payment event under the Change In Control Agreement between the Company and Executive, as amended (the “CIC Agreement”), Executive will receive:
(A)	Only those payments under this Agreement that are payable under Subsection 7(a) above; and
(B)	The benefits payable in accordance with the terms and conditions of the CIC Agreement, in lieu of or offset by any Severance Benefit payable under Subsection 7(c) above.
(2)	If Executive’s employment terminates under circumstances that do not qualify as a payment event under the CIC Agreement, the compensation and benefits payable to Executive upon termination of employment will be determined solely under this Section 7.
(e)	Disability.
(1)	Transition Payment. If Executive becomes disabled, as defined in Subsection 6(a) above, Executive’s employment will terminate and the Company will pay Executive, as transition pay and in lieu of the Severance Benefit, a lump sum payment equal to four (4) months of Executive’s Base Salary as of the Termination Date (the “Transition Payment”). The Transition Payment is subject to the limitations in Subsections 7(c)(3)(A), 7(c)(3)(D), and 7(c)(3)(E) above.
(2)	Commencement of Payment. The Transition Payment is payable after the Separation Agreement is effective, but no later than sixty (60) days following the Termination Date; notwithstanding the foregoing to the contrary, where Executive’s Termination Date occurs after November 1 of a calendar year, assuming the Company receives a fully executed Separation Agreement within sixty (60) days following the Termination Date, the Transition Payment shall be made as soon as practicable after the beginning of the next following calendar year, but in no event later than March 15 of such calendar year.
(3)	Transition Benefits. If Executive becomes disabled, as defined in Subsection 6(a) above, Executive’s employment will terminate and the Company will, if reasonably possible, continue Executive’s life, medical, dental, and disability coverage on the policies in existence as of the Termination Date until the earliest of:
(A)	Executive’s full-time employment with another employer;
(B)	Executive’s death; or
(C)	The twelve (12)-month anniversary of the Termination Date.
8.Cooperation Following Termination of Employment.  Executive agrees that when Executive’s employment ends, whether voluntarily or involuntarily, Executive will cooperate fully with the Company in all matters relating to the completion of pending work, the orderly transfer of any such pending work to other employees, the return of all Company property, and in any business or legal matters in which participation is requested. Executive further agrees to preserve the attorney-client privilege regarding any legal matters to which Executive was privy during Executive’s employment with the Company.  If the Company asks Executive to assist in any litigation after employment ends, Executive agrees to cooperate by assisting the Company’s counsel in the preparation and execution of sworn declarations, appearing voluntarily without subpoena, and testifying truthfully in declarations, depositions, and at any arbitrations, administrative hearings, or trials.  If requested by the Company to provide such assistance, Executive shall be reimbursed for any reasonable out-of-pocket expenses.

9.Restrictive Covenants.
(a)	Confidential Information.
(1)	During and after the term of this Agreement, Executive shall protect against loss, theft, or other inadvertent disclosure, and will preserve as confidential, any and all Confidential Information (defined in Subsection 9(a)(2)) at any time known to Executive or in Executive’s possession or control with not less than the diligence, care, and effort that a prudent owner would use to protect and preserve his or her own most sensitive information. Executive will not, directly or indirectly, access, use, disclose, or disseminate to third parties, or allow others to access, disclose, disseminate, or use, any Confidential Information for any purpose other than for the sole benefit of the Company or as specifically required for the performance of Executive’s duties on behalf of the Company, unless the Board consents to the use or disclosure in advance and in writing. Executive acknowledges and agrees that the covenants contained in this Subsection 5(a) shall supplement, rather than replace or contradict, any other rights or remedies that Company may have under applicable law. If a dispute arises, Executive has the burden to show that information is not Company’s Confidential Information. If anyone tries to compel Executive to disclose any of Company’s Confidential Information by subpoena or otherwise, Executive will promptly notify the Board or Bank CEO, so that Company may take any actions it deems necessary to protect its interests.
(2)	“Confidential Information” means information of the Company or any Company Affiliate (defined in Subsection 9(f)(1)), which (a) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain their secrecy. Confidential Information also includes proprietary or secret information belonging to the Company or any Company Affiliate that was disclosed to or known by Executive as a consequence of Executive’s employment with the Company and not otherwise publicly known, whether or not received prior to the Effective Date, whether or not marked confidential or labeled as Confidential Information, and whether or not considered a trade secret under applicable law. Confidential Information may consist of verbal, written, or electronically stored information, and may be tangible or merely remembered.
(A)	The Company provides the following list of Confidential Information by way of example, but this list is not intended to be exhaustive: inventions; technical information; algorithms, designs, concepts, systems, techniques, methods, models, procedures, or processes; know-how or methodologies; manuals, contracts, or reports; purchasing or accounting information; regulatory information and communications related thereto; financial history or projections; legal affairs; formulae; compositions; software or computer programs; research projects; business modes and information; the identity of all vendors, vendor lists, and vendor contact information; the identity of customers, customer lists, and customer contact information; pricing data; financial data; sources of supply; marketing plans and/or strategies, including price strategies; marketing, sales, technology, research and development, production, and merchandising systems or plans; and information pertaining to any aspect of any activity or business of the Company or Company Affiliates, or their vendors, suppliers, distributors, or customers, including, without limitation, information entrusted to the Company by third parties (including vendors, customers, and prospective vendors or customers), or any trade secrets or proprietary or confidential matter of the Company or of such third parties.
(B)	Confidential Information does not include information that Executive can prove (i) was known by or in the possession of Executive prior to employment with the Company through means other than as a result of past relationships or business dealings between Executive and the Company or its vendors, suppliers, or customers; or (ii) consists in whole or in part of any Prior Intellectual Property (defined in Subsection 10(a)).
(3)	Nothing in this Agreement prohibits Executive from disclosing any information when required to do so by law, such as pursuant to a valid subpoena or the valid order of a court of competent jurisdiction or authorized government agency, provided that the Company is notified in advance, whenever possible, and disclosure does not exceed the extent of disclosure required by such law, subpoena, or order. This Agreement also does not prevent Executive from making reports to any governmental agency, or making any disclosures permitted by law, such as disclosing or discussing conduct Executive reasonably believes to be illegal discrimination, illegal harassment, illegal retaliation, sexual assault, a wage and hour violation, or other conduct recognized as against a clear mandate of public policy, occurring at the workplace or a work-related event between employees or between the Company and an employee.
(4)	Pursuant to the Defend Trade Secrets Act of 2016, Executive will not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if Executive files a lawsuit for retaliation against the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
(b)	Noncompetition.
(1)	During the term of employment and for a one (1)-year period following the Termination Date (unless the Company terminates Executive’s employment without Cause (as defined in Subsection 6(b)(3)), Executive resigns for Reason (as defined in Subsection 6(c)), or the Company terminates Executive’s employment because of disability (as defined under Subsection 6(a)), Executive agrees and covenants not to, directly or indirectly, with or without compensation, engage in any “Prohibited Activity” in any city, town, or county in which the Company or any Company Affiliate (defined in Subsection 9(f)(1)) has an office or branch or has filed an application for regulatory approval to establish an office or branch. For the sake of clarity, this noncompetition restriction shall not extend beyond Executive’s Employment Term if Executive’s employment is terminated by the Company without Cause (as defined under Subsection 6(b)(3)), Executive resigns for Good Reason (as defined under Subsection 6(c)(1)), or the Company terminates Executive because of disability (as defined under Subsection 6(a)). “Prohibited Activity” is defined as an activity Executive engages in or which Executive contributes Executive’s knowledge, directly or indirectly, in whole or in part, as an employee, employer, operator, manager, advisor, consultant, contractor, agent, partner, director, stockholder, officer, volunteer, intern, or any other similar capacity, in the same or similar business of the Company, including, without limitation, the business of providing depository, lending, trust, or wealth management services. “Prohibited Activity” also includes activity that may require or inevitably require disclosure of trade secrets, proprietary information, or Confidential Information, including, without limitation, directly or indirectly, soliciting, inducing, or encouraging suppliers, vendors, investors, financial institutions, and other persons and entities with whom the Company is conducting business, or has conducted business during the twelve (12) months before the Termination Date, to terminate or limit their relationship with the Company or assist any person, group, or entity to do so or attempt to do so. Nothing herein shall prohibit Executive from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment and that Executive is not a controlling person of, or a member of a group that controls, such corporation.
(2)	Notwithstanding the foregoing, this Subsection 9(b) is not enforceable against Executive if (A) Executive’s primary work location is in the state of Washington; and (B) on the earlier of either the date of enforcement or the

Termination Date, Executive’s annualized earnings do not meet or exceed the threshold established by the state of Washington for the enforceability of non-compete agreements. If Executive’s employment is terminated as a result of a layoff, this Subsection 9(b) shall not be enforceable against Executive, unless the Company provides Executive written notice that it intends to enforce this Subsection 9(b) for a period not to exceed eighteen (18) months following the Termination Date, and the Company pays Executive an amount equal to Executive’s Base Salary as of the Termination Date for the period of time the Company elects to enforce this Subsection 9(b), minus any and all compensation earned by Executive through subsequent employment during the period of enforcement. The Parties believe this Subsection 9(b) complies with all applicable law and regulations, including, without limitation, RCW 46.62. If at any time Executive believes this Subsection 9(b) violates applicable law, Executive agrees to provide the Company written notice of the alleged non-compliance, and shall give the Company thirty (30) days to cure such alleged non-compliance or agree not to enforce the allegedly non-compliant provision before Executive commences legal proceedings or reports such allegations to any governmental authority.
(c)	Non-solicitation. During employment and for a one (1)-year period following the Termination Date, Executive will not, directly or indirectly, with or without compensation, solicit any Customer of the Company or of any Company Affiliate (defined in Subsection 9(f)(1)) to cease or reduce the extent to which it is doing business with the Company or any Company Affiliate. “Customers” mean all customers serviced by the Company or any Company Affiliate at any time within twelve (12) months before the Termination Date.
(d)	Non-raiding of Employees. Executive recognizes that the workforce of the Company and Company Affiliates are a vital part of the Company’s business. Therefore, Executive agrees that while employed by the Company and for twelve (12) months following the Termination Date, Executive will not, directly or indirectly, recruit or solicit any Company Employee to terminate his or her employment with the Company or any Company Affiliate. This includes indirect solicitation by disclosing or identifying any Company Employee as a potential candidate to a third party; however, this does not restrict general solicitations, such as help-wanted ads or job postings, so long as those solicitations are not specifically directed to individuals who are known to be currently employed by Company. For purposes of this Subsection, “Company Employees” means all employees working for the Company or any Company Affiliate as of the Termination Date.
(e)	Injunctive Relief. Executive acknowledges that the Company will suffer irreparable harm if Executive fails to observe the covenants in this Section 9, and it is impossible to measure in money the damages that the Company will incur if Executive fails to observe the covenants in this Section 9 (the “Restrictive Covenants”), and, therefore, Executive agrees that:

(1)	The Company shall be entitled to an injunction, restraining order, or such other equitable relief (without the requirement to post bond), restraining Executive from committing any breach or threatened breach of the Restrictive Covenants;
(2)	If the Company is required to post a bond in order to secure an injunction or other equitable remedy, that bond shall be no more than a nominal amount;
(3)	Executive waives any claim or defense that the Company is not irreparably harmed by Executive’s breach, is not entitled to seek injunctive relief, or that an adequate remedy at law is available to the Company; and
(4)	These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.
(f)	Reasonableness. The Parties acknowledge and agree that:
(1)	The Company and its parent, affiliates, partnerships, joint ventures, predecessors, successors, assigns, and other entities, directly or indirectly, controlled by, or under common control with, the Company (“Company Affiliates”), have developed substantial intellectual property and goodwill, including its reputation, brand, special skills, operating methods, and vendor and customer relationships, and has developed, and will receive from third parties, confidential information and trade secrets. Executive acknowledges and agrees that the Company is engaged in a highly competitive business, and that its competitive position depends upon its ability to maintain the confidentiality of its Confidential Information (as defined in Subsection 9(a)(2)). Executive acknowledges and agrees that the Confidential Information of the Company and Company Affiliates was developed, compiled, and acquired by the Company and Company Affiliates over a considerable period of time and at great effort and expense;
(2)	As a result of Executive’s employment with the Company, Executive has been, and will continue to be, personally entrusted with and exposed to Confidential Information and customers, vendors, inventors, and other business relationships of the Company and Company Affiliates, and may reasonably be expected to contribute to such Confidential Information. Any disclosure, divulging, revelation, or use of any Confidential Information, other than in connection with the Company’s business or as specifically authorized by the Company, will be highly detrimental to the Company, and the Company would suffer great and material loss and irreparable harm if Executive uses Confidential Information, goodwill, or business relationships during or after employment ends for improper purposes;
(3)	The Company would not employ Executive unless Executive agreed to the terms and conditions of Section 9, and as consideration for signing this

Agreement, which the Parties agree is adequate and sufficient, consists of (A) Executive’s hire and/or ongoing employment with the Company; (B) compensation now and later paid to Executive; (C) access to the Confidential Information; (D) the benefits of the Company’s goodwill, including introductions to the Company’s customers and business partners; (E) training in the Company’s know-how and unique techniques and methods; and (F) the terms and conditions of, and benefits received under, this Agreement;
(4)	This Agreement in its entirety, and in particular the Restrictive Covenants, is reasonable both as to time and scope;
(5)	The Restrictive Covenants are necessary for the protection of the goodwill and other legitimate interests of the business of the Company;
(6)	The Restrictive Covenants are not any greater than are reasonably necessary to secure the Company’s business and goodwill;
(7)	The degree of injury to the public due to the loss of the service and skill of Executive or the restrictions placed upon Executive’s opportunity to make a living with Executive’s skills upon enforcement of those Restrictive Covenants, does not and will not warrant non-enforcement of those restraints; and
(8)	If the scope of the Restrictive Covenants is adjudged too broad to be capable of enforcement, then the Parties authorize a court or arbitrator to narrow the Restrictive Covenants, so as to make them capable of enforcement, given all relevant circumstances, and to enforce them to the fullest extent allowed.
(g)	Survival. This Section 9 shall survive the termination and expiration of this Agreement.
10.Protection of Intellectual Property.
(a)	Company’s Ownership. The Company owns all Inventions and Works (as defined below in Subsection 10(b)) that Executive makes, conceives, develops, discovers, reduces to practice, or fixes in a tangible medium of expression, alone or with others, either (a) during Executive’s employment by the Company (including the Employment Term and past employment, and whether or not during working hours), or (b) within one (1) year after the Termination Date in each case, if the Invention or Works results from any work Executive performed for the Company or involves the use or assistance of the Company’s facilities, equipment, materials, personnel, or Confidential Information. If Executive has any pre-existing Invention or Work that Executive requests to exclude from Company ownership (“Prior Intellectual Property”), Executive shall make full written disclosure to the Company by submitting an attachment to this Agreement listing the Prior Intellectual Property (the “Prior Intellectual Property Disclosure”). If Executive does not attach a Prior Intellectual Property Disclosure to this Agreement,

Executive represents and warrants that Executive owns no Prior Intellectual Property that Executive requests to exclude from Company ownership.
(b)	Definitions of Inventions and Works. “Inventions” means discoveries, developments, concepts, ideas, improvements to existing technology, processes, procedures, machines, products, compositions of matter, trade secrets, formulas, algorithms, computer programs and techniques, custom software, and all other matters ordinarily intended by the word “invention,” whether or not patentable or copyrightable. “Inventions” also includes all records and expressions of those matters. “Works” means original works of authorship, including interim work product, modifications, and derivative works, and all similar matters, whether or not copyrightable.
(c)	Disclosure and Assignment. Executive will promptly disclose to the Company, will hold in trust for the Company’s sole benefit, will assign to the Company, and hereby does assign to the Company, all Inventions and Works described in Subsections 10(a) and 10(b), including all copyrights, patent rights, and trade secret rights, vested and contingent, except those pre-existing Inventions identified on the Prior Intellectual Property Disclosure. To the extent that such Inventions and Works may be considered “works made for hire” under the copyright act, they are hereby agreed to be works made for hire; otherwise, Executive hereby irrevocably assigns and conveys all such rights, title, and interest to the Company, subject to no liens, claims, or reserved rights. Executive will waive and hereby does waive any moral rights Executive has or may have in the Inventions and Works described in Subsections 10(a) and 10(b). Executive further agrees that if the foregoing waiver is not effective, Executive agrees not to assert any such moral rights. To the extent that Executive cannot assign the rights contemplated in Subsections 10(a) and 10(b), including moral rights, Executive hereby grants to the Company a fully-paid, royalty-free, worldwide, perpetual, exclusive license to use, create, and own derivative works of and otherwise exploit such rights. At the Company’s direction and expense, Executive will execute all documents and take all actions necessary or convenient for the Company to document, obtain, maintain, or assign its rights to these Inventions and Works. The Company shall have full control over all applications for patents or other legal protection of these Inventions and Works.
(d)	Disclaimer Regarding Inventions Developed Entirely on Executive’s Own Time. Pursuant to RCW 49.44.140(3), Subsection 10(c) of this Agreement regarding the assignment of certain inventions to the Company does not apply to an Invention for which no equipment, supplies, facilities, or trade secret information of the Company was used and which was developed entirely on Executive’s own time, unless (a) the Invention relates (i) directly to the Company’s business, or (ii) to the Company’s actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by Executive for the Company.
11.Non-Disparagement.  Executive agrees and covenants that Executive will not at any time make, publish, or communicate to any person or entity or in any public forum, any defamatory or disparaging remarks, comments, or statements concerning the Company or Company Affiliates, or any of its employees, officers, investors, known customers, or other associated third parties; provided, however, that nothing in this Agreement shall preclude Executive from making truthful statements that are required or permitted by applicable law, regulation, or legal process, in accordance with Subsection 9(a)(3).

12.Return of Company Property.  Executive will safeguard and return to the Company when Executive’s employment ends, or sooner if the Company requests, all documents and property in Executive’s care, custody, or control relating to Executive’s employment or the Company’s business and customers (including, but not limited to, Confidential Information (as defined in Subsection 9(a)(2)), keys, pass cards, identification cards, or any reproductions thereof, whether such information is reduced to writing, existing in hard copy or electronic form, and whether residing on the Company’s or Executive’s own personal computer, laptop, tablet, or mobile device, or other electronic media used for Company business.  After employment ends, or sooner if the Company requests, Executive must disclose all computer user identifications and passwords used by Executive in the course of employment or necessary for accessing information on the Company’s computer system, and Executive will not retain copies of any Confidential Information or other materials belonging to the Company, unless expressly authorized in writing by the Company.  The obligations in this Section 12 include the return of documents and other materials that may be in Executive’s desk at work, car, or place of residence, or in any other location under Executive’s control.
13.Dispute Resolution.
(a)	Arbitration.
(1)	The Parties agree to submit any dispute arising under this Agreement or Executive’s employment with the Company, regardless of the nature of the dispute or the legal concepts involved, to final, binding, and private arbitration. Disputes subject to arbitration include not only disputes involving the negotiation, meaning, or performance of this Agreement, but also claims Executive may have against the Company or any Company Affiliate, or against any of their officers, directors, supervisors, managers, employees, or agents, arising out of Executive’s employment relationship with the Company. Executive and the Company intend and agree that class action and representative action procedures are hereby waived and shall not be asserted, nor will they apply, in any arbitration pursuant to this Agreement. The Parties also agree that the following claims are not subject to arbitration: (a) claims that cannot be subject to arbitration as a matter of law; (b) claims for workers’ compensation or unemployment compensation; and (c) claims under an Employee Benefit Plan that specifies a different procedure.
(2)	All claims subject to arbitration shall be settled by final and binding arbitration in accordance with the employment dispute resolution rules of the American Arbitration Association (“AAA”) in effect at the time the demand for arbitration is made (“Rules and Procedures”), which are available online at https://www.adr.org/sites/default/files/Employment%20Rules.pdf. Accordingly, the Parties are not permitted to pursue court action regarding claims that are subject to arbitration. Such arbitration shall be filed with the AAA and shall be heard before a single neutral arbitrator who is experienced in employment law and who shall be selected as provided in AAA’s Rules and Procedures. The aggrieved Party must file the arbitration complaint with the AAA and provide all other Parties against whom or which a claim is brought written notice no later than the expiration of the statute of limitations that the law prescribes for the claim. Otherwise, the claim shall be deemed waived. The arbitration complaint and written notice must identify and describe all claims, the facts upon which such claims are based, and the relief or remedy sought. Any arbitration shall be heard in Vancouver, Washington; provided, however, if arbitration in Vancouver, Washington is impractical because Executive’s employment for the Company was located more than 100 miles from Vancouver, Washington, the arbitration may be held in the county and state where Executive last worked during Executive’s employment for the Company.
(3)	The Company shall be responsible for the arbitrator’s fees and expenses in excess of any reasonable filing fee with the AAA; provided, however, each Party shall pay its own costs and attorneys’ fees, if any. The arbitrator shall issue a written decision that contains the essential findings and conclusions on which the decision is based. The arbitrator’s decision shall be final, binding, and conclusive upon the Parties. Suit may be brought to compel arbitration or to enforce any arbitration award in a court of competent jurisdiction.
(4)	Neither this agreement to arbitrate nor any demand for arbitration shall waive or otherwise affect the Company’s right to obtain any provisional remedy, including, without limitation, injunctive relief for unfair competition, the use or unauthorized disclosure or misappropriation of trade secrets, the disclosure of any other Confidential Information, or the violation of the confidentiality or other provisions of Section 9 of this Agreement. This Agreement also does not prohibit Executive from filing an administrative charge or complaint with any governmental agency.
14.Miscellaneous.
(a)	Notices. Any notice to be delivered under this Agreement shall be given in writing and shall be deemed delivered three (3) days after mailing by certified mail, postage prepaid, addressed to the Company’s Chair of the Board or to Executive at Executive’s last known address on record at the Company. Either Party may designate an address for notices by written notice to the other.

(b)	Governing Law; Venue & Jurisdiction. Executive acknowledges that the Company maintains its headquarters in Vancouver, Washington. The Parties therefore agree that this Agreement shall be governed by and construed in accordance with the laws of the state of Washington, without giving effect to the rules governing the conflicts of laws, and without the aid of any canon, custom, or rule of law requiring construction against the drafter, and regardless of whether a Party changes domicile or residence. Executive hereby waives the right to argue to the contrary. In the event such election is invalid, then the court shall apply the law of the state or states in which Executive performs services for the Company. Executive consents to the exercise of personal jurisdiction by a court of competent jurisdiction in the state of Washington and agrees that venue for any action not subject to arbitration shall be in Clark County, Washington, and hereby waives the right to argue to the contrary.
(c)	Amendment; Waiver. This Agreement may not be amended, released, discharged, abandoned, changed, or modified in any manner, except by an instrument in writing signed by each of the Parties; provided, however, the Board may extend the Employment Term of this Agreement in writing without the signature of Executive, as provided under Section 2. The failure of any Party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part of it or the right of any Party to enforce each and every such provision. No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.
(d)	Severability. If any provision of this Agreement is held by a court or arbitrator to be invalid or unenforceable, the remaining provisions shall continue to be fully effective. If any part of this Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law. The unenforceability of any provision in this Agreement in any jurisdiction shall not affect the enforceability of any provision of this Agreement in any other jurisdiction.
(e)	Entire Agreement. This Agreement represents the entire agreement between the Parties regarding the matters addressed in this Agreement and, together with the Company’s Employment Policies, govern the terms of Executive’s employment. Where there is a conflict between this Agreement and the Company’s Employment Policies, the terms of this Agreement shall govern. This Agreement supersedes any other prior oral or written employment agreements between the Parties. This Agreement does not supersede any incentive compensation agreement (including stock option or other equity incentive agreement agreements) and/or the CIC Agreement entered into separately by the Parties to this Agreement.
(f)	Code Section 409A Compliance. For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service,” as defined in Section 409A of the Code and the regulations thereunder (“Section 409A”). The Parties intend that this Agreement, to the extent possible, will be administered in accordance with Section 409A and the Treasury Regulations and other applicable regulatory guidance issued thereunder, and will be interpreted in a manner, so that no payments made to Executive under this Agreement constitute a deferral of compensation or, if so, will constitute a deferral for which the payment and other terms are compliant with Section 409A, so as to avoid imposition of any additional tax to Executive under Section 409A. The Company makes no representation or warranty as to compliance with Section 409A, and shall have no liability to Executive or any other person for any adverse consequences arising under Section 409A. Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with Executive’s termination of employment constitute deferred compensation subject to Section 409A, and Executive is deemed at the time of such termination of employment to be a “specified Executive” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the six (6)-month period measured from Executive’s separation from service from the Company or (ii) the date of Executive’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Executive, including, without limitation, the additional tax for which Executive would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. The first payment thereof will include a catch-up payment covering the amount that would have otherwise been paid during the period between Executive’s termination of employment and the first payment date but for the application of this provision, and the balance of the installments (if any) will be payable in accordance with their original schedule. Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under this Agreement is determined to be subject to Section 409A of the Code, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year, shall not affect the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which Executive incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.
(g)	Assignment/Death/Binding Effect.
(1)	Executive shall not assign or transfer any of Executive’s rights under this Agreement, wholly or partially, to any other person or to delegate the performance of Executive’s duties under the terms of this Agreement.
(2)	Upon Executive’s death, no death benefit is payable under this Agreement other than benefits that were already in pay status at the date of death. Executive’s rights under this Agreement with respect to any benefits earned before the date of death shall inure to Executive’s heirs, executors, administrators, or personal representatives.

(3)	The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding in each and every respect upon the direct and indirect successors and assigns of the Company, regardless of the manner in which the successors or assigns succeed to the interests or assets of the Company. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company, by any merger, consolidation, or acquisition where the Company is not the surviving corporation, by any transfer of all or substantially all of the Company’s assets, or by any other change in the Company’s structure or the manner in which the Company’s business or assets are held. Executive’s employment shall not be deemed terminated upon the occurrence of one of the foregoing events. In the event of any merger, consolidation, or transfer of assets, this Agreement shall be binding upon and shall inure to the benefit of the surviving entity or the entity to which the assets are transferred.
(h)	Survival. If any benefits provided to Executive under this Agreement are still owed, or claims under the Agreement are still pending at the time of the Termination Date, this Agreement shall continue in force with respect to those obligations or claims, until those benefits are paid in full or those claims are resolved in full. The covenants in Sections 8 through 11, and the dispute resolution provisions in Section 13 of this Agreement, shall survive the termination of this Agreement and shall be enforceable, regardless of any claim the Parties may have against one another.
(i)	Board’s Authority.
(1)	The Board has the authority to interpret and construe the provisions of this Agreement, including the attached Separation Agreement. However, with respect to any decision of the Board regarding Executive’s benefits under this Agreement or the attached Separation Agreement (including eligibility for benefits, the calculation of benefits, or the forfeiture of benefits), the burden of proof shall be on the Board and that decision shall be:
(A)	Subject to the duty of good faith and fair dealing;
(B)	Supported by a preponderance of the evidence; and
(C)	Made by the affirmative vote of at least three-fourths of the Board.
(2)	An arbitrator or a court reviewing such a decision by the Board shall make its own independent decision and not grant deference to the Board’s decision.
(j)	Actions by Banking Regulatory Authorities.
(1)	If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Company’s affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (the “FDIA”),

12 U.S.C. §§ 1818(e)(3) and (g)(1), the Company’s obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company may in its discretion:
(A)	Pay Executive all or part of the payments under this Agreement that were withheld while its obligations under this Agreement were suspended; and/or
(B)	Reinstate in whole or in part any of its obligations which were suspended.
(2)	If Executive is removed and/or permanently prohibited from participating in the conduct of the Company’s affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. §§ 1818(e)(4) and (g)(1), Executive shall be terminated for Cause as of the effective date of the order.
(3)	If the Company is in default (as defined in Section 3(x)(1) of the FDIA, 12 U.S.C. § 1813(x)(1)), all further obligations under this Agreement shall terminate as of the date of default.
(4)	This Agreement may be terminated entirely or suspended for a period of time by the applicable trust or banking regulatory authority, or as otherwise required by law, if:
(A)	The Federal Deposit Insurance Corporation (“FDIC”) enters into an agreement to provide assistance to or on behalf of the Company under the authority contained in Section 13(c) of the FDIA, 12 U.S.C. § 1823(c);
(B)	The applicable trust or banking regulatory authority approves a supervisory merger to resolve problems related to the operation of the Company; or
(C)	The applicable trust or banking regulatory authority determines the Company is in an unsafe or unsound condition.
(5)	The Severance Benefit and the indemnification rights granted under Section 5(f) are subject to and conditioned upon their compliance with 12 U.S.C. § 1828(k) and FDIC regulation 12 C.F.R. Part 359, “Golden Parachute and Indemnification Payments.”
(k)	Attorneys’ Fees and Costs. In any dispute arising out of or relating to this Agreement, including in compelling arbitration, or enforcing or collecting an arbitration award, the prevailing Party shall be entitled to recover from the non-prevailing Party its own reasonable attorneys’ fees, filing and services fees, witness fees, arbitrator’s fees, and any other reasonably incurred expenses and costs, to the extent not expressly prohibited by applicable law.

(l)	Headings/Captions. The headings and captions used in this Agreement are for convenience only and shall not affect the meaning or interpretation of the Agreement.
(m)	Counterparts. For the convenience of the Parties, this Agreement may be executed by facsimile, electronic mail, or electronic signature, and in any number of counterparts, all of which when taken together shall constitute one and the same Agreement.
15.Advice of Counsel.  Executive acknowledges that Executive has had adequate time to consult legal counsel and financial advisors before signing this Agreement.  Executive understands that the Company makes no representations as to the tax consequences of any payments under this Agreement.  Both Parties have participated and had an equal opportunity to participate in the drafting of this Agreement.  No ambiguity shall be construed against any Party upon a claim that such Party drafted the ambiguous language.

[Signature page to follow]

EXECUTIVE:

Date:

RIVERVIEW TRUST COMPANY
By:
Title:
Date:

RIVERVIEW BANK
By:
Title:
Date:

RIVERVIEW BANCORP, INC.
By:
Title:
Date:

Exhibit A

EMPLOYMENT SEPARATION AGREEMENT AND RELEASE OF CLAIMS

This is a confidential separation agreement (this “Separation Agreement”) between you, ____________, and us, Riverview Bank (the “Bank”), Riverview Bancorp, Inc. (“Bancorp”) and Riverview Trust Company (the “Trust”) (Bancorp and the Bank are collectively referred to as “Riverview”).  This Separation Agreement is dated for reference purposes ____________, 20____, which is the date we delivered this Separation Agreement to you for your consideration.

1.Termination of Employment.  Your employment terminates (or was terminated) on ____________, 20____ (the “Separation Date”).
2.Payments.  In exchange for your agreeing to the release of claims and other terms in this Separation Agreement, we will pay you the Severance Benefit specified in Section 7 of the Employment Agreement between you and Riverview effective ____________ (the “Employment Agreement”).  You acknowledge that we are not obligated to make these payments to you, unless you enter this Separation Agreement, comply with the Restrictive Covenants in Section 9 of the Employment Agreement, and otherwise comply and continue to comply with the material terms of the Employment Agreement and of this Separation Agreement.
3.COBRA Continuation Coverage.  Your normal employee participation in Riverview’s group health coverage will terminate on the Separation Date or, if provided under the group health plan, the last day of the month in which the Separation Date occurs.  Continuation of group health coverage thereafter will be made available to you and your dependents, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, or any applicable state health insurance continuation law (collectively, “COBRA”).  You understand and agree that your right to benefits under Riverview’s health and welfare benefit program, if any, shall be limited to those set forth under COBRA, and continuation of group health coverage after the Separation Date is entirely at your expense, as provided under COBRA, unless Section 7 of the Employment Agreement provides otherwise.
4.Full Payment/Entitlement to Leave and Accommodations.  You acknowledge having received full payment of all compensation of any kind (including, but not limited to, wages, salary, bonuses, paid time off, sick leave, reimbursable expenses, and incentive compensation) that you earned as a result of your employment by Riverview and that was owing to you as of the Separation Date.  Any and all agreements to pay you bonuses or other incentive compensation are terminated.  You understand and agree that you have no right to receive any further payments for bonuses or other incentive compensation, except the payments as described in Section 2 of this Separation Agreement (above).  You also acknowledge you have taken and have not been deprived of any leave or accommodation to which you were legally entitled prior to the Separation Date, and that if any such leave was provided, the Company restored you to your position following leave in compliance with all applicable federal, state, and local leave laws, and that you have not suffered any adverse employment action of any kind (for example, termination, demotion, transfer, harassment, or reduction or denial of pay or benefits) as a result of requesting or receiving leave or an accommodation.

5.Release of Claims.
(a)	You hereby release and forever discharge, to the fullest extent permitted by law, the Released Parties from any and all claims, demands, causes of action, liabilities, debts, obligations, judgments, and damages (including attorneys’ fees) of any kind whatsoever, known or unknown, that you may have or have ever had against the Released Parties by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time, up to and including the date you signed this Separation Agreement. “Released Parties” means: (i) Riverview and its parent companies, divisions, subsidiaries, and affiliates, and each of their benefit plans (each, including Riverview, a “Riverview Affiliate”); (2) each of the Riverview Affiliates’ past and present shareholders, executives, directors, members, officers, agents, employees, representatives, administrators, fiduciaries, and attorneys; and (3) the predecessors, successors, transferees, and assigns of each of such persons and entities.
(b)	The claims you are releasing include, without limitation, wrongful termination, constructive discharge, breach of contract, violations arising under federal, state, or local laws or ordinances prohibiting discrimination or harassment on the basis of age, race, color, national origin, religion, sex, gender, disability, marital status, sexual orientation, or any other protected status, failure to accommodate a disability or religious practice, violation of public policy, retaliation, failure to hire, wage and hour violations, including overtime claims, tortious interference with contract or expectancy, fraud or negligent misrepresentation, breach of privacy, defamation, intentional or negligent infliction of emotional distress, unfair labor practices, breach of a right to stock or stock options or other equity interests, attorneys’ fees or costs, and any other claims that are based on any legal obligations that arise out of or are related to the Employment Agreement and your employment relationship with Riverview.
(c)	You specifically waive any rights or claims that you may have under Title 49 of the Revised Code of Washington, the Civil Rights Act of 1964 (including Title VII of that Act), the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Age Discrimination in Employment Act of 1967 (ADEA), the Older Workers Benefit Protection Act (OWBPA), the Americans with Disabilities Act of 1990 (ADA), the Equal Pay Act of 1963 (EPA), the Genetic Information Nondiscrimination Act of 2008 (GINA), the Fair Labor Standards Act of 1938 (FLSA), the Family and Medical Leave Act of 1993 (FMLA), the Occupational Safety and Health Act (OSHA), the Sarbanes-Oxley Act of 2002, the Fair Credit Reporting Act (FCRA), the Uniformed Services Employment and Reemployment Rights Act of 1994, the Worker Adjustment and Retraining Notification Act (WARN), the Employee Retirement Income Security Act of 1974 (ERISA), the National Labor Relations Act (NLRA), the Washington Law Against Discrimination (WLAD), the Washington Industrial Welfare Act, the Washington Family Leave Act, the

Washington Minimum Wage Act, the Washington Wage Payment Act, the Washington Rebate Act, and all similar federal, state, and local laws. The aforementioned claims are examples, not a complete list, of the released claims. It is the Parties’ intent that you release any and all claims, including those arising from or related to your employment, your contract of employment, and separation of employment, of whatever kind or nature, known or unknown, to the greatest degree allowed by law, against the Released Parties, which arose or occurred on or before the date you sign this Separation Agreement.
(d)	You agree not to seek any personal recovery (of money damages, injunctive relief, or otherwise) for the claims you are releasing in this Separation Agreement, either through any complaint to any governmental agency or otherwise, whether individually or through a class action. You agree never to start or participate as a plaintiff in any lawsuit or arbitration asserting any of the claims you are releasing in this Separation Agreement. You represent and warrant that you have not initiated any complaint, charge, lawsuit, or arbitration, involving any of the claims you are releasing in this Separation Agreement.
(e)	Should you apply for future employment with a Riverview Affiliate, the Riverview Affiliate has no obligation to consider you for future employment.
(f)	You represent and warrant that you have all necessary authority to enter into this Separation Agreement (including, if you are married, on behalf of your marital community), and that you have not transferred any interest in any claims to your spouse or to any third party.
(g)	This Separation Agreement does not affect your rights arising under any of Riverview’s benefit plans through the Separation Date or afterwards under the terms of those plans to receive pension plan benefits, medical plan benefits, unemployment compensation benefits, or workers’ compensation benefits.
(h)	This Separation Agreement also does not affect your rights under agreements, bylaw provisions, insurance, or otherwise, to be indemnified, defended, or held harmless in connection with claims that may be asserted against you by third parties.
(i)	This Separation Agreement also does not affect your rights to file a charge or complaint with or participate in an investigation by the Equal Employment Opportunity Commission or other government agency. But, you give up any right to recover or receive any personal relief or benefit from any such charge, complaint, or investigation, or from any lawsuit or administrative action filed by any government agency that is the result of any such charge, complaint, or participation by you. Personal relief or benefit includes attorneys’ fees, monetary damages, and reinstatement. Nothing in this Agreement is intended to prevent you from reporting potential violations of the law, cooperating or participating in any investigation by the Equal Employment Opportunity Commission, SEC, or other government agency concerning any of the Released Parties, or from testifying truthfully in any legal proceeding resulting from any government agency’s enforcement actions.
(j)	You understand that you are releasing potentially unknown claims, and that you have limited knowledge with respect to some of the claims being released. You acknowledge that there is a risk that, after signing this Separation Agreement, you may learn information that might have affected your decision to enter into this Separation Agreement. You assume this risk and all other risks of any mistake in entering into this Separation Agreement.
(k)	You agree that this release is fairly and knowingly made.
6.No Admission of Liability.  Neither this Separation Agreement, nor the payments made under this Separation Agreement, are an admission of liability or wrongdoing by any Party.
7.Riverview Materials.  You represent and warrant that you have returned all keys, credit cards, documents, Confidential Information (as defined in Section 9(a) of the Employment Agreement), and other materials that belong to Riverview, and disclosed all computer user identifications and passwords used by you in the course of your employment or necessary for accessing information on our computer system, in accordance with Section 12 of the Employment Agreement.
8.Nondisclosure.  You will comply with the covenant regarding Confidential Information in Section 9(a) of the Employment Agreement.  You also agree to keep the terms of this Separation Agreement in strict confidence and not to disclose the same to any other person or entity, except as may be required by law.  Except for litigation arising out of the breach of or attempt to enforce this Separation Agreement, this Separation Agreement shall not be admissible as evidence in any legal proceeding.
9.Non-Disparagement/Non-Incitement.  You agree not to make, publish, or communicate (or causing others to make, publish, or communicate) any public or private disparaging statements concerning any Riverview Affiliate or their current or former officers, directors, members, shareholders, employees, agents, customers, suppliers, or investors, including, without limitation, statements made to employees of any Riverview Affiliate or statements made on Internet blogs, social media sites, and review sites; provided, however, that nothing in this Separation Agreement shall preclude you from making truthful statements that are required by applicable law, regulation, or legal process, or making any disclosures permitted by law, such as disclosing or discussing conduct Executive reasonably believes to be illegal discrimination, illegal harassment, illegal retaliation, sexual assault, a wage and hour violation, or other conduct recognized as against a clear mandate of public policy, occurring at the workplace or a work-related event between employees or between the Company and an employee.

You may not disparage any Riverview Affiliate or its business or products, and may not encourage any third parties to sue a Riverview Affiliate.

10.Cooperation Regarding Other Claims.  If any claim is asserted by or against a Riverview Affiliate as to which you have relevant knowledge, you will reasonably cooperate with

Riverview in the prosecution or defense of that claim, including by providing truthful information and testimony, as reasonably requested by Riverview, in accordance with Section 8 of the Employment Agreement.

11.Noncompetition/Non-solicitation/No Interference.  You will comply with Sections 9(b), 9(c), and 9(d) of the Employment Agreement, and Riverview will have the right to enforce those provisions under the terms of Section 9(e) of the Employment Agreement.  Following the expiration of the covenants referenced in the preceding sentence, you will not, apart from good-faith competition, interfere with any Riverview Affiliate’s relationships with customers, employees, vendors, or others.
12.Liquidated Damages/Forfeiture.  Any breach by you of provisions set out in Sections 7 through 11 above shall be a material breach of this Separation Agreement for which we agree that Riverview or any Riverview Affiliate would suffer irreparable harm and damage to its reputation, and for which damages in the amount equal to the Severance Benefit specified in Section 7 of the Employment Agreement or actual damages, whichever is greater, shall be assessed.  The foregoing shall not be interpreted to preclude any additional remedy available to Riverview at law or in equity, including, but not limited to, injunctive relief.
13.Independent Legal Counsel.  You are advised and encouraged to consult with an attorney before signing this Separation Agreement.  You acknowledge that you have had an adequate opportunity to do so.
14.Consideration Period.  You have twenty-one (21) days from the date this Separation Agreement is given to you to consider this Separation Agreement before signing it (“Consideration Period”).  You may use as much or as little of this twenty-one (21)-day period as you wish before signing.  You agree that any modifications, material or otherwise, made to this Separation Agreement do not restart or affect in any manner the Consideration Period.  You acknowledge that if you are signing this Separation Agreement before the end of the Consideration Period, you have voluntarily decided not to use the full Consideration Period.  If you do not sign and return this Separation Agreement within this twenty-one (21)-day period, you will not be eligible to receive the benefits described in this Separation Agreement.
15.Revocation Period and Effective Date.  You have seven (7) calendar days after signing this Separation Agreement to revoke it.  To revoke this Separation Agreement after signing it, you must deliver a written notice of revocation to Riverview’s Chief Executive Officer or the Chairman of the Board before the seven (7)-day period expires.  This Separation Agreement shall not become effective until the eighth (8th) calendar day after you sign it (the “Effective Date”).  If you revoke this Separation Agreement, it will not become effective or enforceable, and you will not be entitled to the benefits described in this Separation Agreement.
16.Knowing and Voluntary Waivers under the ADEA.  You acknowledge that you understand this is a full release of all existing claims, whether currently known or unknown, including, but not limited to, claims for age discrimination under the Age Discrimination in Employment Act.  You agree and acknowledge that you have read and understood this Separation Agreement, and that you have consulted with an attorney regarding the meaning and application of this Separation Agreement, or, if you have not consulted with an attorney, you have been advised to do so and have had ample opportunity to do so.  You enter into this Separation Agreement knowingly, voluntarily, free from duress, and as a result of your own free will and with the intention to waive, settle, and release all claims you have or may have against each Riverview Affiliate.

17.Governing Law.  This Separation Agreement is governed by the laws of the state of Washington that apply to contracts executed and to be performed entirely within the state of Washington.
18.Dispute Resolution.  Any dispute arising under this Agreement shall be subject to arbitration in accordance with Section 13 of the Employment Agreement.
19.Saving Provision.  If any part of this Separation Agreement is held to be unenforceable, it shall not affect any other part, except if the release in Section 5 is determined to be invalid or unenforceable, this Separation Agreement shall be voidable by Riverview for a period of sixty (60) days following receipt of written notice of the invalidity or unenforceability.
20.Final and Complete Agreement.  Except for the Employment Agreement and Change in Control Agreement, this Separation Agreement is the final and complete expression of all agreements between the Parties on all subjects relating to your employment or its termination, and supersedes and replaces all prior discussions, representations, agreements, policies, and practices.  You acknowledge you are not signing this Separation Agreement relying on anything not set out in this Separation Agreement, the Employment Agreement, and the Change in Control Agreement. You further acknowledge that Section 6(d), Sections 8 through 11, and Section 13 of the Employment Agreement survive the termination of your employment and remain in full force and effect.

21.Miscellaneous.  This Separation Agreement may be signed in counterparts, both of which shall be deemed an original, but both of which, taken together, shall constitute the same instrument.  An electronic signature and a signature  transmitted by facsimile or electronic mail shall have the same effect as the original signature.  The Section headings used in this Separation Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify, or otherwise be used in the interpretation of any of the provisions hereof.  This Separation Agreement was the result of the negotiations between the Parties.  In the event of vagueness, ambiguity, or uncertainty, the Separation Agreement shall not be construed against the Party preparing it, but shall be construed as if both Parties prepared it jointly.  If you or Riverview fails to enforce this Separation Agreement or to insist on performance of any term, that failure does not mean a waiver of that term or of the Separation Agreement.  This Separation Agreement remains in full force and effect anyway.

[Signature page to follow]

RIVERVIEW TRUST COMPANY
By:
Title:
Date:

RIVERVIEW BANK
By:
Title:
Date:

RIVERVIEW BANCORP, INC.
By:
Title:
Date:

I, the undersigned, having been advised to consult with an attorney, hereby agree to be bound by this Separation Agreement, and confirm that I have read and understood each part of it.

Signature
Printed Name
Date